Bayshore Exploration L.L.C.                         20501 Kay Freeway, Suite 216
                                                              Katy, Texas  77450
                                                            Phone (281) 646-1919
                                                              Fax (281) 647-9448


Paxton Energy, Inc.
2533 North Carson Street
Suite 6232
Carson City, Nevada 89706


                              EXPLORATION AGREEMENT

         THIS AGREEMENT is made and entered into this 1st day of March, 2006 by and between BAYSHORE EXPLORATION LLC ("Bayshore"), a Texas limited liability company and PAXTON ENERGY, INC. ("Paxton"), a Nevada corporation (collectively referred to in this Agreement as the "Parties").

         In consideration of the covenants contained in this Agreement, the Parties agree as follows:

                                    ARTICLE I
                            PURPOSE OF THE AGREEMENT

         1.1 The Parties hereby join together for the purpose of developing the existing Cooke Ranch Prospect acreage (8,840 acres, more or less) and acquiring additional prospective oil and gas properties on which to explore for, develop and produce oil and gas thereon in accordance with the terms and provisions of this Agreement.

                                   ARTICLE II
                                   DEFINITIONS

         2.1 "Area of Mutual Interest" ("AMI") is the area outlined with the bold outline on Exhibit "A" and Exhibit "B" attached hereto and located in La Salle County, Texas.

         2.2 "Excluded Interest" shall have the same meaning as set forth in
Article 6.1.

         2.3 "Oil and Gas Interest" shall refer to oil and gas leases, and contractual rights thereto such as farm-out agreements, participation agreements, assignments and back-in agreements covering and relating to oil and gas, or either of them.

         2.4 "Oil and Gas" shall include not only hydrocarbons, but also other minerals to the extent the lease or other instrument affecting or relating to oil and gas or either of them also affects or relates to other minerals.

         2.5 "Operating Agreement" shall mean the Joint Operating Agreement attached hereto as Exhibit "C."

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Page 2                                                             March 1, 2006

         2.6 "Original Acquiring Party" is the party who is subject to this agreement that first acquires an Oil and Gas Interest in the AMI.

                                   ARTICLE III
                                    EXHIBITS

         The following exhibits are attached hereto and made a part hereof for all purposes:

         3.1 Exhibit "A" and Exhibit "B" describe and outline the Area of Mutual Interest of the Parties.

         3.2 Exhibit "C" is the form of Operating Agreement that the Parties are executing contemporaneously with the execution of this Agreement to govern oil and gas exploration, development and operations on the jointly acquired properties.

         3.3 Exhibit "D" is the certain Purchase Agreement dated December 30, 2005 between the parties for the purchase of additional working and leasehold interest by Paxton in the Cooke Ranch 8840 acre project.

                                   ARTICLE IV
                    EXPANSION OF THE AREA OF MUTUAL INTEREST

         4.1 The AMI shall automatically be expanded under the following terms and conditions:

In the event a test well in search of hydrocarbons is drilled within 5,280 feet of the boundary of the AMI and encounters formations which indicate hydrocarbons the AMI shall automatically be expanded to include an area of 640 acres, as near as reasonably possible in the shape of a square around such well with such well to be located as near as reasonably possible in the center of such area. Only the Parties participating in said test well mentioned above shall have the right to participate in the expansion of the AMI.

In the event geophysical operations are conducted within the AMI or such data is purchased, and a party elects not to participate in such expense, then that party shall not be entitled to access or ownership of such data.

                                    ARTICLE V
                          PRESENT STATUS OF OPERATIONS
                                 WITHIN THE AMI

         5.1 Within the AMI the Parties have drilled two wells. The Cooke No. 3 Well has been completed in the Escondido Formation as an oil well. Bayshore, et al, owns 91.5% working interest and Paxton owns 8.5% working interest in the well. The Cartwright No. 1 Well has been drilled and is in the process of being completed in the Escondido formation. Bayshore, et al, owns 88.25% working interest and Paxton owns 11.75% working interest in the well with the right for Paxton to acquire an additional 20% working interest pursuant to an agreement dated December 30, 2005 attached hereto as Exhibit "D." Under the terms of the purchase agreement Paxton will also own a 31.75% leasehold interest in the 8840 acre Cooke Ranch project. In addition, the Parties are evaluating the subject acreage for additional drilling locations.

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Page 3                                                             March 1, 2006

                                   ARTICLE VI
                       ACQUISITION OF OIL AND GAS INTEREST
                                 WITHIN THE AMI

         6.1 If any of the Parties acquire any Oil and Gas Interest within the AMI during the term of this Agreement, the party acquiring such Oil and Gas Interest (the "original acquiring party") shall give the other parties written notice, with supporting documentation of the interest acquired and the actual cost, terms and conditions of such acquisition within fifteen (15) days of the actual date of acquisition. Each of the Parties receiving such written notice shall have thirty (30) days (or forty-eight [48] hours if there is drilling rig on the property covered by the Oil and Gas Interest) after receipt of written notice of such acquisition, to acquire a share of the Oil and Gas Interest. Such election shall be made by delivering by Express Mail to the original acquiring party its share of the actual acquisition costs as determined by this Agreement and agreeing to be bound by the terms and conditions of the acquisition. Failure to respond within the specified period shall conclusively be deemed to be an election not to acquire an interest in the Oil and Gas Interest so offered and as to such party, the Oil and Gas Interest will be excluded from the AMI (referred to hereafter as the "Excluded Interest"). Each party shall be entitled to acquire in the acquisition, the proportion that such party's interest as set forth in the Operating Agreement bears to the total interest of the parties electing to participate in the acquisition and shall deliver to the original acquiring party its proportionate share of the actual cost of the acquisition at the time the election is made. Any acreage so acquired within the AMI that Paxton elects to participate in for its proportionate share shall be subject to a 75% Net Revenue Interest (NRI). The terms of the Area of Mutual Interest shall run concurrent with this Agreement.

         6.2 In the event any party elects not to acquire its proportionate share of any Oil and Gas Interest offered to it pursuant to paragraph 6.1 of this Agreement, such party agrees that:

         (i) It shall hereafter not be entitled to the benefits of Paragraph 6.1 of this Agreement as to any Oil and Gas Interest acquired by the participating parties.

         (ii) It will not acquire or attempt to acquire through itself or any of its representatives, officers or directors, any Oil and Gas Interest within the Excluded Interest for a period of three (3) calendar years after the date of its election not to acquire the Oil and Gas Interest offered to it by the original acquiring party.

                                   ARTICLE VII
                                   ASSIGNMENTS

         7.1 Within forty-five (45) days after a party's election hereunder to acquire a portion of an Oil and Gas Interest, the original acquiring party shall assign to all parties who elect to acquire a portion of an Oil and Gas Interest the interest so acquired.

                                  ARTICLE VIII
                     OPERATIONS OF THE OIL AND GAS INTERESTS
                         ACQUIRED BY ALL OF THE PARTIES

         8.1 The Oil and Gas Interests and the properties covered thereby shall be operated by the parties in accordance with the terms and provisions of the Operating Agreement attached hereto as Exhibit "C" when such Oil and Gas Interest is owned by all of the parties in the proportion set forth in Exhibit "A" to such Operating Agreement. The location and timing of the initial well to be drilled under the terms of the Operating Agreement will be determined by the Operator.

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Page 4                                                             March 1, 2006


                                   ARTICLE IX
                     OPERATIONS OF THE OIL AND GAS INTERESTS
                    IN THE EVENT OF AN ELECTION BY LESS THAN
                   ALL PARTIES TO ACQUIRE OIL AND GAS INTEREST

         9.1 In the event an Oil and Gas Interest becomes an Excluded Interest, the property covered thereby shall be deleted from the Operating Agreement attached hereto as Exhibit "C", and the parties acquiring such interest shall enter into successor operating agreement on the same terms and conditions as the Operating Agreement attached hereto as Exhibit "C," except the Operating Agreement shall be limited to and cover only the Excluded Interest and the ownership interest of the party shall be revised to reflect their ownership of the Excluded Interest covered by the successor operating agreement.

                                    ARTICLE X
                             TERM OF THIS AGREEMENT

         10.1 This Agreement shall be effective as of March 1, 2006 and shall continue for a period of three (3) years or a period of six (6) months after the termination of the last expiring leasehold interest acquired pursuant to the terms of this Agreement, whichever is the later date.

                                   ARTICLE XI
                                     GENERAL

         11.1 The Parties agree to execute such additional agreements and documents as may be necessary to effectuate the intentions of this Agreement.

         11.2 Unless otherwise specified in this Agreement, notice of the parties shall be deemed sufficiently given, if sent by first class mail or facsimile document transfer addressed to the party to be notified, at the address stated herein, and shall be deemed to have been received within seventy-two (72) hours of posting or at the time set forth on the facsimile document transfer transmission statement, as the case may be; provided that if the time period for receipt expires on Saturday, Sunday, or a legal holiday, the time for receipt shall be deemed to be the next ensuing business day.

         11.3 This Agreement shall be construed in accordance with and governed by the laws of the State of Texas, shall be binding upon and shall inure to the benefit of the Parties and shall extend to and be binding upon their respective successors and assigns.

         11.4 This Agreement shall supersede all prior oral and written agreements between the Parties in connection with the AMI matter hereof.

         11.5 This Agreement may not be altered except in writing signed by all Parties. In addition the Parties agree not to enter into any new agreement or agreements concerning the matters set forth herein unless such agreement or agreements are evidenced by a written document signed by all of the Parties.

         11.6 The section headings are inserted for convenience only and shall not control the meaning or construction of any provisions of this Agreement.

Page 5                                                             March 1, 2006

         11.7 In the event of a conflict between the terms of this Agreement and any Exhibit attached hereto, this Agreement shall control.

         EXECUTED THIS 17th day of April, 2006 but effective as of March 1,
2006.


         BAYSHORE EXPLORATION L.L.C.


         By:  /s/ Jamin Swantner
            -------------------------
            Jamin Swantner, President


         PAXTON ENERGY, INC.

         By: /s/ Robert Freiheit
            -------------------------
            Robert Freiheit, CEO